EXHIBIT 10.3

                           LOAN AND SECURITY AGREEMENT

             THIS LOAN AND SECURITY AGREEMENT, dated as of November 8, 2000, is entered into between Pacific Capital Markets Inc., a British Columbia company ("PCMI"), and Communicate.com Inc., a Nevada corporation ("Borrower").

             The parties agree as follows:

       1.    DEFINITIONS

                 1.1 The term "Accounts" means and includes all presently existing and hereafter arising accounts, contract rights, instruments, notes, drafts, documents, chattel paper and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower.

                 1.2 The term "this Agreement" means and refers to this Loan and Security Agreement, any concurrent or subsequent riders or exhibits to this Loan and Security Agreement, and any extensions, supplements, amendments or modifications to or in connection with this Loan and Security Agreement and/or to any such riders or exhibits.

                 1.3 The term "Collateral" means and includes each and all of the following:

                     1.3.1 the Accounts;

                     1.3.2 the Equipment;

                     1.3.3 the General Intangibles;

                     1.3.4 the Inventory;

                     1.3.5 the Negotiable Collateral;

                     1.3.6 any money, deposit accounts or other assets of Borrower in which PCMI receives a security interest or which hereafter come into the possession, custody or control of PCMI; and

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                     1.3.8 the proceeds of any of the foregoing,  including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

                     1.4 The term "Equipment" means and includes all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

                     1.5 The term "Event of Default" means the occurrence of any one of the events set forth in Section 7 of this Agreement.

                     1.6 The term "General Intangibles" means and includes all of Borrower's present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of Borrower (including, without limitation, any and all chooses or things in action, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than goods and Accounts.

                     1.7 The term "Insolvency Proceeding" means and includes any proceeding commenced by or against any person or entity under any provision of the federal bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors.

                     1.8  The  term  "Inventory"   means  and  includes  all  of
Borrower's present and future imported inventory in which Borrower has any interest, including, but not limited to, goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                     1.9 The term "Judicial Officer or Assignee" means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

                     1.10 The term "Loan Documents" means and refers collectively to this Agreement any other promissory note or notes executed by Borrower to the order of PCMI, and to any other agreements entered into between Borrower and PCMI in connection with this Agreement.

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                     1.11 The term  "Negotiable  Collateral"  means and includes all of Borrower's present and future letters of credit, advises of credit, notes, drafts, instruments, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing.

                     1.12 The term "Obligations" means and includes any and all loans, advances, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing PCMI to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to PCMI of any kind and description (whether advanced pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other instrument, or by any other agreement between PCMI and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which PCMI may have obtained by assignment or otherwise, and further including, without limitation, all interest not paid when due and all expenses of PCMI which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

                     1.13 All references to dollars refer to United States dollars.

         2.   LOANS AND TERMS OF PAYMENT

              2.1 Credit Facilities. Upon the request of Borrower, made in writing at any time and from time to time prior to the termination of this Loan Agreement and at least forty-eighty (48) prior to the proposed disbursement date, subject to the conditions precedent in Section 2.2 below, and so long as no Event of Default has occurred, PCMI shall lend to Borrower, up to the maximum principal amount (exclusive of accrued interest and charges) of One Million Five Hundred Thousand Dollars ($1,500,000). The amounts advanced hereunder shall be used solely for the purpose of funding Borrower"s obligations under that certain Purchase Agreement (the "Purchase Agreement"), dated the date hereof, between Borrower and Bryan Liew, to purchase shares of Communicate.com Inc., an Alberta corporation ("AlbertaCo), pursuant to the terms of such Purchase Agreement. Notwithstanding anything contained in the Agreement to the contrary, PCMI shall be obligated to advance funds to Borrower under this Agreement only to the extent that Borrower does not have adequate funds to meet its obligations under such Purchase Agreement.

              2.2 Conditions Precedent. PCMI's olbligation to lend funds as provided in this Agreement are subject to Borrower's satisfaction of the following conditions:

                   2.2.1 The representations of Borrower contained herein shall be true and correct in all material respects.

                   2.2.2 Bryan Liew and AlbertaCo shall have entered into a severance agreement, and all terms and conditions contained therein shall have been satisfied or waived.


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                   2.2.3  Borrower  and Bryan Liew shall have  entered  into the
Purchase Agreement, and all terms and conditions under the Purchase Agreement, with the exception of the payment of $1,500,000 to Bryan Liew, must be satisfied or waived.

                   2.2.4 Borrower shall have executed and delivered to PCMI the Promissory Note, as such documents are defined herein.

              2.3 Promissory  Note. The Obligations  arising pursuant to Section
2.1 shall be evidenced by and shall bear interest in accordance with the terms of a Promissory Note (the "Promissory Note"), substantially in the form of Exhibit A attached hereto, with appropriate insertions.

              2.4 Authorizations. PCMI is hereby authorized to make the loan and the extensions of credit provided for in this Agreement based upon telephonic or other instructions and transaction reports received from any one of the authorized personnel of Borrower.

              2.5 Interest Rates. The Obligations evidenced by the Promissory Note shall bear interest at the rates set forth in the Promissory Note.


         3. PREPAYMENT. Borrower may at any time, on five (5) days prior written notice, prepay without premium or penalty all or part of the Obligations and terminate this Agreement by paying to PCMI the amount of such prepayment in cash or by a wire transfer of immediately available funds. With each prepayment Borrower shall also pay the interest accrued on the principal amount being prepaid to the date of such prepayment. After termination and when PCMI has received payment and performance in full of all Obligations, PCMI shall execute a termination of all security interests given by Borrower to PCMI, upon the execution and delivery of mutual general releases by Borrower, any guarantor or surety of Borrower's Obligations, and PCMI.

         4. CREATION OF SECURITY INTEREST

            4.1 Grant of Security Interest. Borrower hereby grants to PCMI a continuing security interest in all presently existing and hereafter acquired or arising Collateral, including without limitation all shares of stock of Communicate.com Inc., an Alberta corporation owned by Borrower, in order to secure prompt repayment of any and all Obligations owed by Borrower to PCMI and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. PCMI's security interest in the Collateral shall attach to all Collateral without further act on the part of PCMI or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon written request therefor from PCMI, endorse and assign such Negotiable Collateral over to PCMI and deliver actual physical possession of the Negotiable Collateral to PCMI.

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               4.2  Continuation of Security  Interest.  Until all  Obligations,
contingent or otherwise, have been fully repaid and performed, PCMI shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to immediately deliver to PCMI, in kind, all collections received respecting the Accounts.

               4.3 Perfection of Security Interest. Borrower shall execute and deliver to PCMI, concurrent with Borrower's execution of this Agreement, and at any time or times hereafter at the request of PCMI, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that PCMI may reasonably request, in form satisfactory to PCMI, to perfect and maintain perfected PCMI's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints PCMI (and any of PCMI's officers, employees or agents designated by PCMI) as Borrower's true and lawful attorney with power, upon Borrower's failure or refusal to comply with its undertakings contained in this Section 4.3, to sign the name of Borrower on any of the above-described documents or on any other similar documents which need to be executed, recorded and/or filed in order to perfect or continue perfected PCMI's security interest in the Collateral. In order to perfect PCMI's security interest in Borrower's deposit accounts maintained at any financial institutions at which Borrower, now or in the future, maintains deposit accounts, Borrower agrees to execute a form of notification to such financial institutions in order to notify them of PCMI's security interests in such deposit accounts.

         5. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until the Obligations have been repaid in full:

             5.1  Existence and Rights.

                  5.1.1 Borrower is duly organized and existing under the laws of the State of Nevada and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified;

                  5.1.2 Borrower has the right and power to enter into this Agreement and each of the other Loan Documents;

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                  5.1.3 Borrower has the power, authority, rights and franchises to own its property and to carry on its business as now conducted;

           5.2 Agreement Authorized. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) have been duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and (b) shall not constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws.

           5.3 Binding Agreement. This Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

           5.4 No Conflict. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) shall not constitute an event of default under any agreement, indenture or undertakings to which Borrower is a party or by which it or any of its property may be bound or affected; (b) are not in contravention of or in conflict with any law or regulation; and (c) do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

      6. BORROWER'S NEGATIVE COVENANTS. Borrower covenants and agrees that so long as any credit hereunder shall be available and until the Obligations have been repaid in full, unless PCMI shall otherwise consent in writing, Borrower shall not do any of the following:

          6.1 Relocate of Chief Executive Office. Borrower will not, without thirty (30) days prior written notification to PCMI, relocate its chief executive office.

          6.2 Business Structure and Operations. Borrower shall not, without PCMI's prior written consent:

              6.2.1 Other than sales or leases of Inventory in the ordinary and usual course of Borrower's business as presently conducted, sell, lease, or otherwise dispose of, move, relocate (except in connection with a relocation of Borrower's business facility) or transfer, whether by sale or otherwise, any of Borrower's assets;

              6.2.2 Change Borrower's name or form of entity, or add any new fictitious name;

              6.2.3 Acquire, merge or consolidate with or into any other business organization;

              6.2.4 Enter into any transaction not in the ordinary and usual course of Borrower's business;

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              6.2.5 Incur any debts  outside the  ordinary  and usual  course of
Borrower's business, except for renewals or extensions of existing debts;

              6.2.6 Make any advance or loan except in the ordinary course of business;


              6.2.7 Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding; or

              6.2.8 Suspend or go out of business.

          7. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

              7.1 Failure to Pay Obligations. If Borrower fails to pay when due and payable or when declared due and payable all or any portion of the Obligations owing to PCMI (whether of principal, interest, taxes, reimbursement of expenses of PCMI, or otherwise);

              7.2 Failure to Perform. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and PCMI and such failure continues for ten (10) calendar days after written notice thereof from PCMI to Borrower;

              7.3 Voluntary Insolvency Proceeding. If an Insolvency Proceeding is commenced by Borrower;

              7.4 Involuntary Insolvency Proceeding. If an Insolvency Proceeding is commenced against Borrower;

              7.5 Interruption of Business. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

              7.6  Cure  Periods.  Notwithstanding  anything  contained  in this
Section 7 to the contrary, PCMI shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of: (i) an event set forth in Section 7.4 of this Agreement if, within thirty (30) calendar days from the date thereof, the same is discharged or dismissed, or (ii) any of the events set forth in Section 7.5 of this Agreement if, within ten (10) calendar days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, PCMI shall not be obligated to make advances to Borrower during such cure period.

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         8.   PCMI'S RIGHTS AND REMEDIES

              8.1 Remedies. Upon the occurrence of an Event of Default by Borrower under this Agreement, and subject to the cure periods set forth herein, PCMI may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                   8.1.1 Declare all Obligations, whether evidenced by this Agreement, by the Promissory Note or otherwise, immediately due and payable;

                   8.1.2 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and PCMI;

                   8.1.3 Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of PCMI, but without affecting PCMI's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to PCMI; and

                   8.1.4 Convert, upon at least ten (10) days notice, all or any of the advances made hereunder into shares of Common Stock of Borrower, at a conversion ratio of eighty percent (80%) of the average selling price of Borrower"s common stock as reported on the Over-the-Counter market (or if not traded on the Over-the-Counter market, on such other medium as Borrower"s common stock may be traded) during the fifteen (15) prior trading days prior to the date of notice.

                   8.2 Cumulative Rights. PCMI's rights and remedies under this Agreement and all other agreements shall be cumulative. PCMI shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code and adopted in the State of Nevada, by law, or in equity. No exercise by PCMI of one right or remedy shall be deemed an election, and no waiver by PCMI of any default on Borrower's part shall be deemed a continuing waiver. No delay by PCMI shall constitute a waiver, election or acquiescence by it.

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                   9.   NOTICES. Unless otherwise provided  in  this  Agreement,
all notices or demands by any party relating to this Agreement shall be in writing and either personally served or sent by regular United States mail, postage prepaid, to Borrower or to PCMI, as the case may be, at its address set forth below:

                  If to Borrower:           Communicate.com Inc.
                                            360 " 220 Cambie Street
                                            Vancouver, BC  V6B 2M9
                                            Canada
                                            Attn:  Graham Heal, Director
                                            Fax:  (604) 687-2192

                  If to PCMI:               Pacific Capital Markets Inc.
                                            c/o Jeffs & Company Law Corporation
                                            1100 Melville Street, 6th Floor
                                            Vancouver, British Columbia
                                            V6E 4A6

                                            Attn:  __________________, President
                                            Facsimile Number (604) 664-0671
The parties hereto may change the address at which they are to receive notices and the facsimile number at which they are to receive facsimiles hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 13 shall be deemed received on the earlier of the date of actual receipt or five (5) days after the deposit thereof in the mail.

                  10. CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the Province of British Columbia. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the provincial and federal courts located in the Province of British Columbia. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

                  11.   GENERAL PROVISIONS

                        11.1 Representations and Warranties Repeated. Each representation, warranty and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by PCMI regardless of any investigation made or information possessed by PCMI. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to PCMI, either now or hereafter.

                        11.2 Binding Agreement. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by PCMI.

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                        11.3 Right to Grant Participations. This Agreement shall
bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without PCMI's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by PCMI shall release Borrower from its Obligations to PCMI. PCMI may assign this Agreement and its rights and duties hereunder. PCMI reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, PCMI's rights and benefits hereunder. In connection therewith, PCMI may disclose all documents and information which PCMI now or hereafter may have relating to Borrower or Borrower's business.

                        11.4 Indemnification. In consideration of the execution and delivery of this Agreement and the extension of financial accommodations by PCMI to Borrower pursuant to this Agreement, Borrower agrees to indemnify, save, exonerate, and hold PCMI, and each of the officers, directors, employees and agents of PCMI (herein collectively called the "Indemnitees" and individually called an "Indemnitee") free and harmless from and against any and all actions, claims, causes or action, suits, losses, liabilities, damages, and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs for in-house legal services provided and attorneys' fees in all bankruptcy proceedings) and disbursements (herein collectively called the "Indemnified Liabilities"), which may be incurred by or asserted against the Indemnitees or any Indemnitee as a result of, or arising out of, or relating to, or in connection with, any investigation, litigation, or proceeding related to any use made or proposed to be made by Borrower of the proceeds of any advance or loan made hereunder, or the consummation of the transactions contemplated hereby, whether or not any such Indemnitee is a party thereto, and, if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities as is permissible under applicable law.

                        If any action, suit, or proceeding arising from any of the foregoing is brought against PCMI, or any Indemnitee or affiliate of an Indemnitee indemnified or intended to be indemnified pursuant to this Section 11.4, Borrower, to the extent and in the manner directed by the Indemnitee or intended Indemnitee, shall resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee shall use its best efforts to cooperate in the defense of any such action, writ, or proceeding. Borrower shall have no obligation to any Indemnitee under this Section 11.4 to the extent that the Indemnified Liabilities resulted from the gross negligence or willful misconduct on the part of any Indemnitee. The Obligations of Borrower under this Section
11.4 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations hereunder.

                        11.5 Section Headings. Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

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                        11.6  Interpretation.  Neither  this  Agreement  nor any
uncertainty or ambiguity herein shall be construed or resolved against PCMI or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                        11.7 Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                        11.8 Modification and Merger. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

                        11.9 Good Faith Requirement. The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.







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        IN WITNESS WHEREOF, Borrower has executed this Agreement.

                                Communicate.com Inc., a Nevada
                                corporation

                                By
                                   ---------------------------------------------

                                Title:
                                       -----------------------------------------


                                Pacific Capital Markets Inc., a British Columbia corporation


                                By
                                   ---------------------------------------------

                                Title:
                                       -----------------------------------------





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


                                    Exhibit A

                             Form of Promissory Note


















                                       13